Exhibit 1.1

EXECUTION VERSION

DEERE & COMPANY

4.375% Notes due 2019
5.375% Notes due 2029

TERMS AGREEMENT

Dated:  October 13, 2009

Deere & Company

One John Deere Place

Moline, Illinois 61265-8098

Ladies and Gentlemen:

We understand that Deere & Company (the “Company”) proposes to issue and sell $750,000,000 aggregate principal amount of its 4.375% Notes due 2019 (the “2019 Notes”) and $500,000,000 aggregate principal amount of its 5.375% Notes due 2029 (the “2029 Notes”, and together with the 2019 Notes, the “Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, the Company has agreed to sell to the underwriters named hereafter (the “Underwriters”), for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are acting as the Representatives (in such capacity, the “Representatives”), and the Underwriters have agreed, severally and not jointly, to purchase from the Company, the respective principal amounts of 2019 Notes and 2029 Notes set forth hereafter opposite their respective names at the purchase prices set forth hereafter.

Underwriter	Principal Amount of 2019 Notes	Principal Amount of 2029 Notes
Citigroup Global Markets Inc.	$172,500,000	$115,000,000
Deutsche Bank Securities Inc.	$172,500,000	$115,000,000
J.P. Morgan Securities Inc.	$172,500,000	$115,000,000
Banc of America Securities LLC	$24,562,500	$16,375,000
Barclays Capital Inc.	$24,562,500	$16,375,000
BNP Paribas Securities Corp.	$24,562,500	$16,375,000
Credit Suisse Securities (USA) LLC	$24,562,500	$16,375,000
HSBC Securities (USA) Inc.	$24,562,500	$16,375,000
RBC Capital Markets Corporation	$24,562,500	$16,375,000
TD Securities (USA) LLC	$24,562,500	$16,375,000
Wells Fargo Securities, LLC	$24,562,500	$16,375,000
BBVA Securities Inc.	$6,000,000	$4,000,000
BNY Mellon Capital Markets, LLC	$6,000,000	$4,000,000
Fifth Third Securities, Inc.	$6,000,000	$4,000,000
Mitsubishi UFJ Securities (USA), Inc.	$6,000,000	$4,000,000
Santander Investment Securities Inc.	$6,000,000	$4,000,000
U.S. Bancorp Investments, Inc.	$6,000,000	$4,000,000

Total	$750,000,000	$500,000,000

The 2019 Notes shall have the following terms:

Title of 2019 Notes:	4.375% Notes due 2019

Currency:	U.S. dollars

Principal amount to be issued:	$750,000,000

Ranking:	Senior unsecured

Current ratings:	Moody’s Investors Service, Inc.— A-2;
Standard & Poor’s Ratings Services —A

Interest Rate or formula:	4.375% per annum

Interest Payment Date(s):	Each April 16 and October 16, commencing April 16, 2010

Record Dates:	The close of business on the 15th day preceding the particular Interest Payment Date

Payment of Additional Amounts:	Not applicable

Maturity Date:	October 16, 2019

Redemption provisions:	None

Sinking fund requirements:	None

Delayed Delivery Contracts:	Not authorized

Initial public offering price:	99.456%, plus accrued interest, if any, from October 16, 2009.

Purchase price:	99.006%, plus accrued interest, if any, from October 16, 2009 in same-day funds.

Form:	Global Note through the facilities of The Depository Trust Company (in the United States)

Applicable Time:	7.50 A.M.; October 14, 2009

Closing Date and Location:	9:00 a.m.; October 16, 2009 New York City time Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

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General Disclosure Package:	(1) Prospectus dated September 26, 2008

(2) Preliminary Prospectus Supplement dated October 13, 2009

(3) Term Sheet dated October 13, 2009 attached to Schedule I hereto

Other Terms:	None

The 2029 Notes shall have the following terms:

Title of 2029 Notes:	5.375 % Notes due 2029

Currency:	U.S. dollars

Principal amount to be issued:	$500,000,000

Ranking:	Senior unsecured

Current ratings:	Moody’s Investors Service, Inc.— A-2;
Standard & Poor’s Ratings Services —A

Interest Rate or formula:	5.375% per annum

Interest Payment Date(s):	Each April 16 and October 16, commencing April 16, 2010

Record Dates:	The close of business on the 15th day preceding the particular Interest Payment Date

Payment of Additional Amounts:	Not applicable

Maturity Date:	October 16, 2029

Redemption provisions:	None

Sinking fund requirements:	None

Delayed Delivery Contracts:	Not authorized

Initial public offering price:	99.769%, plus accrued interest, if any, from October 16, 2009.

Purchase price:	98.894%, plus accrued interest, if any, from October 16, 2009 in same-day funds.

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Form:	Global Note through the facilities of The Depository Trust Company (in the United States)

Applicable Time:	7.50 A.M.; October 14, 2009

Closing Date and Location:	9:00 a.m.; October 16, 2009 New York City time Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

General Disclosure Package:	(1) Prospectus dated September 26, 2008

(2) Preliminary Prospectus Supplement dated October 13, 2009

(3) Term Sheet dated October 13, 2009 attached to Schedule I hereto

Other Terms:	None

Attached to this Terms Agreement as a part of Schedule I is an “issuer free writing prospectus” included in the General Disclosure Package.

All of the provisions contained in the document attached as Annex A hereto entitled “Deere & Company — Debt Securities and Warrants to Purchase Debt Securities — Underwriting Agreement Basic Provisions” (the “Basic Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in the Basic Provisions are used herein as therein defined.

Covenants of the Underwriters

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Underwritten Securities, severally and not jointly, represents, covenants and agrees with the Company that it will not offer, sell, or deliver any of the Underwritten Securities, directly or indirectly, or distribute the Prospectus, or any other offering material relating to the Underwritten Securities, in or from any jurisdiction outside the United States except in or from or into jurisdictions as contemplated in the Prospectus and under circumstances that will, to the best knowledge and belief of such Underwriter, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company, except as set forth in the Basic Provisions and this Terms Agreement.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

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Very truly yours,

Citigroup Global Markets Inc.

By:	/s/ Chandru M. Harjani
Name: Chandru M. Harjani
Title: Vice President

Deutsche Bank Securities Inc.

By:	/s/ Marc Fratepietro
Name: Marc Fratepietro
Title: Managing Director

By:	/s/ John McCabe
Name: John McCabe
Title: Director

J.P. Morgan Securities Inc.

By:	/s/ Maria Sramek
Name: Maria Sramek
Title: Executive Director

On behalf of themselves and the other several Underwriters named above

Accepted:

DEERE & COMPANY

By:	/s/ James A. Davlin
Name: James A. Davlin
Title: Vice President and Treasurer

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Schedule I

PERMITTED FREE WRITING PROSPECTUS

Term Sheet dated October 13, 2009

Filed Pursuant to Rule 433
Dated October 13, 2009
Registration Statement No. 333-153704
Relating to Preliminary Prospectus Supplement

Dated October 13, 2009 to

Prospectus dated September 26, 2008

DEERE & COMPANY

4.375% Notes due 2019
5.375% Notes due 2029

Term Sheet dated October 13, 2009

Issuer:	Deere & Company

Trade Date:	October 13, 2009

Type of Offering:	SEC registered

Settlement Date:	October 16, 2009

Interest Payment Dates:	April 16 and October 16, beginning on April 16, 2010

Security:	4.375% Notes due 2019	5.375% Notes due 2029

Size:	$750,000,000	$500,000,000

Maturity Date:	October 16, 2019	October 16, 2029

Benchmark Treasury:	3.625% UST Due August, 2019	4.250% UST Due May, 2039

Benchmark Treasury Yield and Price:	3.343%; 102-11	4.194%; 100-30

Yield to Maturity:	4.443%	5.394%

Spread to Benchmark Treasury:	110 basis points	120 basis points

Coupon (Interest Rate):	4.375% per year	5.375% per year

Proceeds to the Issuer:	$742,545,000	$494,470,000

I-1

Price to Public:	99.456% of principal amount, plus accrued interest, if any, from October 16, 2009	99.769% of principal amount, plus accrued interest, if any, from October 16, 2009

CUSIP:	244199 BC8	244199 BD6

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities Inc.

Senior Co-Managers:

Banc of America Securities LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

RBC Capital Markets Corporation

TD Securities (USA) LLC

Wells Fargo Securities, LLC

Co-Managers:	BBVA Securities Inc. BNY Mellon Capital Markets, LLC Fifth Third Securities, Inc. Mitsubishi UFJ Securities (USA), Inc. Santander Investment Securities Inc. U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the prospectus if you request it by calling Citigroup Global Markets Inc. at (877) 858-5407, Deutsche Bank Securities Inc. at (800) 503-4611 or J.P. Morgan Securities Inc. at (212) 834-4533 (collect).

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

I-2

October 13, 2009
ANNEX A

DEERE & COMPANY
(a Delaware corporation)

Debt Securities and Warrants to Purchase Debt Securities

UNDERWRITING AGREEMENT BASIC PROVISIONS

Deere & Company (the “Company”) proposes to issue and sell from time to time certain of its senior debt securities (the “Senior Securities”) or its subordinated debt securities (the “Subordinated Securities”), or both, or Warrants (the “Debt Warrants”) to purchase Senior Securities or Subordinated Securities, or any combination thereof, on terms to be determined at the time of sale.  The Senior Securities and Subordinated Securities will be issued under an indenture dated as of September 25, 2008 (the “Indenture”) between the Company and The Bank of New York Mellon, Trustee.  The Debt Warrants will be issued under one or more warrant agreements (the warrant agreement relating to any issue of Debt Warrants to be sold pursuant to this Agreement will be identified in the applicable Terms Agreement (as hereinafter defined) and is referred to herein as the “Warrant Agreement”) between the Company and the Warrant Agent identified in such Warrant Agreement (the “Warrant Agent”).  Each issue of Senior Securities, Subordinated Securities and Debt Warrants may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions, conversion provisions and sinking fund requirements, if any, and any other variable terms which the Indenture or the Warrant Agreement, as the case may be, contemplates may be set forth in the Senior Securities, the Subordinated Securities and the Debt Warrants as issued from time to time.  The Senior Securities, the Subordinated Securities and the Debt Warrants may be offered either together or separately.  As used herein, “Securities” shall mean Senior Securities, Subordinated Securities or Debt Warrants or any combination thereof; and “Warrant Securities” shall mean the Senior Securities or Subordinated Securities issuable upon exercise of the Debt Warrants.

This is to confirm the arrangements with respect to the purchase of Underwritten Securities from the Company by the Representatives and the several Underwriters listed in the applicable terms agreement entered into between the Representatives and the Company of which this Underwriting Agreement is Annex A thereto (the “Terms Agreement”).  With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the “Agreement.”  Terms defined in the Terms Agreement are used herein as therein defined.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-153704) in respect of its Senior Securities, Subordinated Securities and Debt Warrants, including the Underwritten Securities, and other warrants, certain of the Company’s equity securities, stock purchase contracts, stock purchase units and senior debt securities of John Deere Funding S.A. that are guaranteed by the Company, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective upon filing with the Commission pursuant to Rule 462 of the 1933 Act Regulations and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been initiated or threatened by the Commission (if prepared, any preliminary prospectus supplement specifically relating to the Underwritten Securities immediately prior to the Applicable Time included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations being hereinafter called a “Preliminary Prospectus”).  The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

The term “Registration Statement” means the registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, except that when no time is specified, the term “Registration Statement” means the registration statement as deemed revised pursuant to Rule 430B(f)(1) of the 1933 Act Regulations by virtue of the filing with the Commission of the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations; the term “Base Prospectus” means the prospectus on file with the Commission on the date of the applicable Terms Agreement; and the term “Prospectus” means the Base Prospectus together with the prospectus supplement specifically relating to the Underwritten Securities prepared in accordance with the provisions of Rule 430B and promptly filed after execution and delivery of the applicable Terms Agreement pursuant to Rule 430B or Rule 424(b) of the 1933 Act Regulations; any information included in such Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information;” and any reference herein to any Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of the applicable Terms Agreement; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual, quarterly or periodic report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, or the Prospectus, as the case may be, prior to the offer and acceptance of the Underwritten Securities; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the 1934 Act, which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, or the Prospectus, as the case may be, after the offer and acceptance of the Underwritten Securities.

SECTION 1.           Representations and Warranties.  The Company represents and warrants to the Representatives and to each Underwriter named in a Terms Agreement as of the date thereof, as of the Applicable Time and as of Closing Time (each a “Representation Date”), as follows:

(a)           The Registration Statement, the term sheet(s) attached as Schedule I of the applicable Terms Agreement (such term sheet(s), the “Permitted Free Writing Prospectus”), the Preliminary Prospectus and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied or will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act.  The conditions to the use of Form S-3 in connection with the offering and sale of the Underwritten Securities as contemplated hereby have been satisfied.  The Registration Statement constitutes an “automatic shelf registration statement” as defined in Rule 405 of the 1933 Act Regulations.  The Company has not received from the Commission a notice, pursuant to Rule 401(g)(2) of the 1933 Act Regulations, of objection to the use of the automatic shelf registration statement form.  As of the determination date applicable to the Registration Statement (and any amendment thereof) and the offerings of Underwritten Securities contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations.  The date of any Terms Agreement in connection with an offering of any Underwritten Securities is not more than three years subsequent to the original effective date of the Registration Statement.  The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of its date and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Base Prospectus, the Preliminary Prospectus and the Permitted Free Writing Prospectus (collectively the “General Disclosure Package”), all considered together, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Free Writing Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee under the Indenture.

(b)           At the time of original filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Underwritten Securities and at the date of any Terms Agreement in connection with an offering of any Underwritten Securities, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.

(c)           The Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Securities or until any earlier date that the Company notified or notifies the applicable Underwriter(s) as contemplated in Section 3(d) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c) of the 1933 Act Regulations) with the information then contained in the Registration Statement.

(d)           The financial statements and the supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

(e)           The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, (a) at the time the Registration Statement became effective and at the time any amendments thereto become effective (b) at the Applicable Time and (c) at Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f)            Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as may otherwise be stated therein:  (i) there has not been any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (ii) there have not been any transactions entered into by the Company or its subsidiaries other than (x) transactions in the ordinary course of business and (y) transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.

(g)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)           The execution and delivery of this Agreement, the Indenture and the Warrant Agreement, if any, and the consummation of the transactions contemplated herein and therein,

have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company.

(i)            The Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture or Warrant Agreement, or both, as the case may be, against payment of the consideration therefor in accordance with this Agreement, the Underwritten Securities or the Warrant Securities, or both, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or by general equity principles and will be entitled to the benefits of the Indenture or Warrant Agreement, or both, as the case may be, and the Underwritten Securities, the Indenture and the Warrant Agreement, if any, conform in all material respects to all descriptions and statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            If applicable, the shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), issuable upon conversion of any issue of Subordinated Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

(k)           Deloitte & Touche LLP are independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

(l)            The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

(m)          No labor disturbance by the employees of the Company or any subsidiary exists or is imminent which might be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries, considered as one enterprise.

(n)           The Company acknowledges and agrees that (i) each purchase and sale of Underwritten Securities pursuant to this Agreement, including the determination of any price for the Underwritten Securities and Underwriter compensation, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection therewith and with the process leading to such transactions, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any of its affiliates, (iii) no Underwriter has assumed any advisory or fiduciary responsibility in favor of the Company or any of its affiliates with respect to any offering of Underwritten Securities contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its affiliates on other matters) or any other obligation to the Company or any of its affiliates except the obligations explicitly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vi) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

SECTION 2.           Purchase and Sale.  The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the Terms Agreement.  The Terms Agreement specifies the principal amount of the Senior Securities or Subordinated Securities, or both, and the number of Debt Warrants, if any, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Underwritten Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Underwritten Securities, the initial public offering price, if any, of the Underwritten Securities, any delayed delivery arrangements and any terms of the Underwritten Securities not already specified in the Indenture or Warrant Agreement, as the case may be, pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest rates or formulas and payment dates, maturity dates, conversion provisions, redemption provisions and sinking fund requirements).

The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

Payment of the purchase price for, and delivery of, any Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the

Representatives and the Company, at 10:00 AM, New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representatives and the Company (each such time and date being referred to as a “Closing Time”).  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them.  Delivery of the Underwritten Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representatives at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Senior Securities or Subordinated Securities or based on the number of Debt Warrants, as the case may be, for which Delayed Delivery Contracts are made at Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

The Representatives shall submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants to be purchased by each of them, and the Company will advise the Representatives, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants to be covered by each such Delayed Delivery Contract.

The principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants, as the case may be, covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representatives to the Company; provided, however, that the total principal amount of Senior Securities or Subordinated Securities or number of Debt Warrants to be purchased by all Underwriters shall be the total amount of Senior Securities or Subordinated Securities or number of Debt Warrants covered by the applicable Terms Agreement, less the principal amount of Senior Securities or

Subordinated Securities or number of Debt Warrants, as the case may be, covered by Delayed Delivery Contracts.

SECTION 3.                              Covenants of the Company.  The Company covenants with the Representatives, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

(a)           The Company will notify the Underwriters immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the receipt of any comments from the Commission with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           During the period from the Applicable Time to the Closing Time, the Company will:  (i) give the Underwriters notice of its intention to file (a) any new or additional registration statement with respect to the Underwritten Securities or (b) any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1933 Act, the 1934 Act or otherwise; (ii) furnish the Underwriters with copies of any document proposed to be filed and referred to in clause (i) above a reasonable time in advance of filing; (iii) make available to the Underwriters copies of documents so filed promptly upon the filing thereof; and (iv) give the Underwriters notice of the initiation of any examination pursuant to Section 8(e) of the 1933 Act relating to the Registration Statement or any new or additional registration statement relating to the Underwritten Securities or the Company becoming subject to a proceeding under Section 8A of the 1933 Act in connection with the Underwritten Securities.  The Company will promptly effect all filings necessary pursuant to Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company shall pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c)           The Company will furnish to each Underwriter as many copies of the Prospectus (as amended or supplemented) as such Underwriter shall reasonably request so long as an Underwriter is required to deliver a Prospectus in connection with sales of Underwritten Securities.

(d)           If at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Company or in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order that the same will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances existing at the time the same is delivered (or but for the exemption in Rule 172 of the 1933 Act Regulations would be required to be delivered) to a purchaser), or if it shall be necessary, in the opinion of the Company or in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Prospectus comply with such requirements.  If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the Representatives and (ii) amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)           With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earning statements (in a form complying with the provisions of Rule 158 under the 1933 Act) covering 12-month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(f)            The Company will endeavor in good faith to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified.  The Company will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided.

(g)           The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

(h)           Between the date of the Terms Agreement and the later of termination of any trading restrictions or Closing Time with respect to the Underwritten Securities covered thereby, except for the issuance of senior debt securities upon the exercise of debt warrants, if any, the Company will not, without the Representatives’ prior consent, offer to sell, or enter into any agreement to sell, any new issue of senior debt securities of the Company with a maturity of more than one year, including additional Securities (other than borrowings under the Company’s revolving credit agreements).

(i)            The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Underwritten Securities that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to in writing by the Company and the Representatives is referred to herein as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(j)            Subject to the consent of the Representatives required in the immediately preceding paragraph, the Company will prepare a final term sheet relating to the final terms of the Underwritten Securities and their offering and will file such final term sheet within the period required by Rule 433(d)(5)(ii) of the 1933 Act Regulations following the date such final terms have been established for such Underwritten Securities.  Any such final term sheet is, and shall be deemed to be, an issuer free writing prospectus and a Permitted Free Writing Prospectus.  Notwithstanding anything to the contrary contained herein, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Underwritten Securities generally or the offering of Underwritten Securities or (ii) information that describes the final terms of the Underwritten Securities of any particular series or their offering and that is or is to be included in the final term sheet of the Company contemplated in the first sentence above or (b) other customary information that is neither “issuer information,” as defined in Rule 433, or otherwise an issuer free writing prospectus.

SECTION 4.                               Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

(a)           The Prospectus shall have been filed by the Company with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations; and each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission pursuant to Rule 433 within the applicable time period prescribed for such filing by the 1933 Act Regulations (to the extent so required).

(b)           On or after the Applicable Time and prior to the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by Moody’s Investors Service, Inc., Standard & Poor’s Corporation, Fitch, Inc. or any other nationally-recognized credit rating agency to any long-term debt securities of the Company as of the date of the Terms Agreement shall not have been lowered since the execution of such Terms Agreement and (iii) there shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the Prospectus, together with the General Disclosure Package, at the time it was required to be delivered to a purchaser of the Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

(c)           At the applicable Closing Time, the Representatives shall have received:

(1)                               The favorable opinion, dated as of the applicable Closing Time, of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i)            The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

(ii)           This Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

(iii)          The Indenture and the Warrant Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, in the case of the Indenture, and the Warrant Agent, in the case of the Warrant Agreement, constitute a valid and binding obligation of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Underwritten Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

(iv)          The Underwritten Securities have been duly authorized by the Company and, when executed and authenticated as specified in the Indenture in the case of the Senior Securities or Subordinated Securities, or the Warrant Agreement, in the case of Debt Warrants, and delivered against payment pursuant to this Agreement, the Underwritten Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture, in the case of Senior Securities or Subordinated Securities, or the Warrant Agreement, in the case of Debt Warrants, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Underwritten Securities being denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; and the Warrant Securities, if any, have been duly authorized by the Company and, when executed and authenticated as specified in the Indenture, and delivered against payment pursuant to the Warrant Agreement, the Warrant Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Warrant Securities being denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

(v)           The Underwritten Securities, the Indenture and the Warrant Agreement conform in all material respects as to legal matters to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(vi)          The Indenture has been duly qualified under the 1939 Act.

(vii)         If the Underwritten Securities to which a Terms Agreement relates are convertible into shares of Common Stock, the shares of Common Stock issuable upon conversion thereof have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and when issued and delivered in accordance with the provisions of this Agreement relating thereto, will be validly issued, fully paid and nonassessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

(viii)        The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(ix)           The Registration Statement, at the Applicable Time, and the Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need express no opinion), as of their respective dates, excluding the documents incorporated by reference therein, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act.

(x)            The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xi)           The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with the charter or by-laws of the Company.

Such opinion shall also state that such counsel have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in (v) of subsection 4(c)(1) of this Section.  Such counsel have, however, generally reviewed and discussed such statements with certain officers of the Company and its auditors.  In the course of such review and discussion, no facts have come to the attention of such counsel that has caused such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need not comment), at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the applicable Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the General Disclosure Package, as of the Applicable Time or as of the applicable Closing Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2)           The favorable opinion, dated as of the applicable Closing Time, of the General Counsel of the Company to the effect that (i) the Company is duly qualified to transact business and is in good standing in the states in which its manufacturing plants are located, and (ii) the execution and delivery of this Agreement, the Indenture and the Warrant Agreement, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of or default under, the charter or by-laws of the Company or any agreement, indenture or other instrument known to such counsel of which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or any law, administrative regulation or administrative or court order known to such counsel to be applicable to the Company.

(3)           The favorable opinion, dated as of the applicable Closing Time, of Sidley Austin LLP, counsel for the Underwriters, with respect to the matters set forth in (i) to (vi), inclusive, and (viii) and (ix), and the last paragraph, of subsection (c)(1) of this Section.

(d)           At the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct.

(e)           The Representatives shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to.

(f)            The Representatives shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (e) of this Section to the extent that may be reasonably requested by the Representatives, except that the specified date referred to shall be not more than three business days prior to Closing Time.

(g)           At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

SECTION 5.                               Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus and, in each case, any amendments or supplements thereto, and the preparation, filing and reproduction of this Agreement and the Terms Agreement, (ii) the preparation, issuance and delivery of the Underwritten Securities and any Warrant Securities issuable upon exercise of Debt Warrants to the Underwriters, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Underwritten Securities and any Warrant Securities issuable upon exercise of Debt Warrants under securities laws in accordance with the provisions of Section 3(f), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement, each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus and, in each case, any amendments or supplements thereto, (vi) the delivery by the Underwriters of the General Disclosure Package and the Prospectus and, in each case, any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Underwritten Securities, (vii) the printing and delivery to the Underwriters of copies of the Indenture, the Warrant Agreement, if any, and any Blue Sky Surveys and Legal Investment Surveys, (viii) the fees, if any, of rating agencies and (ix) the fees and expenses, if any, incurred in connection with the listing of the Underwritten Securities or any Warrant Securities on any national securities exchange.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters named in such Terms

Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.                           Indemnification.  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the Rule 430B Information, or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus or the General Disclosure Package, or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus or the General Disclosure Package, or was made in reliance upon the Form T-1 of the Trustee under the Indenture;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  The Company shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought.  In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them.  In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives.  The Company agrees to notify the Representatives within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Underwritten Securities.

(b)           Each Underwriter severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto), a Permitted Free Writing Prospectus, the Registration Statement (or any amendment thereto), including the Rule 430B Information or the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or in the Prospectus (or any amendment or supplement thereto) or a Permitted Free Writing Prospectus or the General Disclosure Package.  In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement or the Prospectus (or any amendment or supplement thereto) or a Permitted Free Writing Prospectus or the General Disclosure Package and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

SECTION 7.           Contribution.  If the indemnification provisions provided in Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Underwritten Securities and also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Securities.  The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Underwriters, directly or through the Representatives.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Underwritten Securities to the Underwriters.

SECTION 9.                              Termination.  The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange or if trading on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(e), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect.

SECTION 10.                        Default.  If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.  If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

(a)           if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b)           if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Company.

As used in this Section only, the aggregate amount or aggregate principal amount of Defaulted Securities or of Underwritten Securities shall mean the aggregate principal amount of any Senior Securities or Subordinated Securities, or both, plus the public offering price of any Debt Warrants included in the relevant Underwritten Securities.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the Terms Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representatives or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement, General Disclosure Package or Prospectus or in any other documents or arrangements may be effected.

SECTION 11.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives; notices to the Company shall be directed to it at One John Deere Place, Moline, Illinois 61265-8098, Attention:  Treasurer.

SECTION 12.         Parties.  This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal Representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

SECTION 14.         Counterparts.  The Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

EXHIBIT A

DEERE & COMPANY
(a Delaware corporation)

[Title of Securities]

DELAYED DELIVERY CONTRACT

, 20[•]

DEERE & COMPANY

One John Deere Place

Moline, Illinois 61265

Attention:

Dear Sirs:

The undersigned hereby agrees to purchase from Deere & Company (the “Company”), and the Company agrees to sell to the undersigned on, [•] 20[•] (the “Delivery Date”),

principal amount of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated , 20[•], as supplemented by its Prospectus Supplement dated [•], 20[•], receipt of which is hereby acknowledged at a purchase price of [[•]% of the principal amount thereof, plus accrued interest from [•], 20[•],] [and $[•] per Warrant, respectively] to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of [•], on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before [•], 20[•], shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated [•],20[•] between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof; prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

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Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $[•] and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

By:

(Name of Purchaser)

(Title)

(Address)

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Accepted as of the date first above written.

DEERE & COMPANY

By:

(Name)

(Title)

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PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the Representatives of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Name	Telephone No. (including Area Code)

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